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EXHIBIT 10.5

CONSULTING AGREEMENT

THIS AGREEMENT dated for reference as of February 1, 2004;

BETWEEN:

GLOBAL PRECISION MEDICAL INC., a Corporation

incorporated under the laws of the State of Wyoming, with

a business address at #536, 1489 Marine Drive,

West Vancouver, British Columbia  V7T 1B8

(the “Corporation”)

AND:

LINDA HOLMES, business person, with an address at

12406 Wright Avenue, P.O. Box 1609

Summerland, B.C.  V0H 1Z0

(the “Consultant”)

WITNESSES that, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto covenant and agree each with the other as follows:

1.

SERVICES

1.1

Consultant Services.

Subject to the terms and conditions hereof, the Corporation shall retain the Consultant to carry out services and the Consultant shall render the following consultative services to the Corporation:

provide corporate and securities compliance and disclosure services for and on behalf of the Corporation together with the primary responsibility of assisting in administration of the Corporation's ongoing corporate and securities disclosure and filing obligations, and such other consultative services as may from time to time be agreed upon between the parties.

1.2

Term of Agreement

The provision of services by the Consultant to the Corporation hereunder shall commence on and be effective from February 1, 2004, and shall continue for a period of twelve (12) months from such date to terminate on February 1, 2005, bject to earlier termination of this Agreement as set forth in Section 5 hereof.

2.

REMUNERATION OF CONSULTANT

2.1

Fee for Services.

Te Corporation agrees to pay the Consultant for the services provided under this Agreement a monthly fee (“Fee”) of Cdn$2,500 per month from February 1, 2004 until the closing of a financing in excess of Cdn$1.5million, at which time the Fee shall be renegotiated upwards,  Such Fee which shall be due and payable on the last day of each calendar month in payment of the that month's services.

2.2

Expenses.

The Corporation shall pay the Consultant Cdn$500.00 per month to cover all expenses incurred by the Consultant in the performance of the services hereunder provided that such expenses shall have previously been agreed to by both parties.

2.3

Invoices.

Payment shall be made on the last day of each month beginning with the last day of February 2004.

3.

CONVENANTS OF CONSULTANT

3.1

Services.

The Consultant shall render performance of the services hereunder to the best of the Consultant's ability and in a competent and professional manner.

3.2

Time of Services.

The time of service to be provided hereunder by the Consultant shall be as agreed to from time to time by the Corporation and the Consultant.

3.3

Non-disclosure.

The Consultant shall not (either during the term of this Agreement or at any time thereafter) disclose to any person or otherwise use for her own director or indirect benefit any information relating to the private or confidential affairs of the Corporation or relating to any secrets of the Corporation, other than for the Corporation's purposes.

4.

INDEPENDENT CONTRACTORS

4.1

Consultant not an Employee.

The Consultant is an independent contractor of the Corporation and not an employee of the Corporation and shall not be entitled to receive from the Corporation any benefits whatsoever.

4.2

Consultant shall not contract on behalf of the Corporation.

The Consultant shall not, without the prior written consent of the Corporation, enter into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever.

5.

TERMINATION

5.1

Termination by Corporation or Consultant on Notice.

The Corporation or the Consultant may terminate this Agreement upon the giving of six (6) months’ written notice to the other party.  This Agreement shall be terminated upon the death of the Consultant. Provided that if the consultant is negligent in the performance of the services where the Corporation may at its sole discretion forthwith terminate by written notice.

5.2

Immediately upon termination the Consultant shall forthwith deliver to the Corporation or such person as the Corporation shall nominate all of the records of the Corporation as are held by or under the control of the Consultant.

5.3

Notwithstanding any termination of this Agreement for any reason whatsoever, any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination. The liability for the payment of fees shall cease upon termination.

6.

INTERPRETATION AND ENFORCEMENT

6.1

Giving of Notice.

Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or by registered mail addressed to the recipient at the addresses of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other.

6.2

Entire Agreement.

This Agreement, including any and all the Schedules thereto, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

6.3

Assignment.

The Consultant shall not be entitled to assign any of her rights under this Agreement, nor delegate any of its duties or obligations under this Agreement, without the prior written consent of the Corporation, such consent not to be reasonably withheld.

6.4

Amendment.

This Agreement may be amended or varied only by agreement signed in writing by each of the parties.  Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as amended or varied from time to time.

6.5

Severability.

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.6

Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws from time to time in force in British Columbia and each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of British Columbia.

6.7

Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and permitted assigns of the Corporation respectively.

6.8

Counterparts.

This Agreement may be executed in as many counterparts as are necessary and shall be binding on each party when each party hereto has signed and delivered one such counterpart.  When a counterpart of this Agreement has been executed by each party, all counterparts together shall constitute one agreement.

6.9

Copy of Agreement.

The Consultant hereby acknowledges receipt of a copy of this Agreement duly signed by the Corporation.

IN WITNESS WHEREOF this Agreement has been duly executed by the respective parties hereto effective as of the date first above written.

GLOBAL PRECISION MEDICAL INC.

By:

/s/ Linda Holmes

(Signature)

Lindsay Semple – Director and CEO

(Print name and title)

LINDA HOLMES

/s/ Linda Holmes

(Signature)

Witness as to the signature of Linda Holmes:

/s/ Trevis Holmes